EXHIBIT 10.7
LEASE AGREEMENT
By and Between
COMMERCE CORNERS ASSOCIATES
“Landlord”
and
CIPAR INC.
“Tenant”

TABLE OF CONTENTS

SECTION ONE – EXHIBITS	5

SECTION TWO – DEFINITIONS	6

SECTION THREE – PREMISES	8

SECTION FOUR – TERM	8

SECTION FIVE – RENTAL	8

SECTION SIX – SECURITY DEPOSIT	9

SECTION SEVEN – TENANT IMPROVEMENTS/ACCEPTANCE OF PREM1SES	10

SECTION EIGHT – DELAYS IN POSSESSION	11

SECTION NINE — PERMITTED USES	12

SECTION TEN — NO LIENS BY TENANT	12

SECTION ELEVEN — USE OF COMMON AREAS	13

SECTION TWELVE — TAXES AND ASSESSMENTS	13

SECTION THIRTEEN — UTILITIES AND COMMON AREA MAINTENANCE EXPENSES	13

SECTION FOURTEEN — INSURANCE – LANDLORD	14

SECTION FIFTEEN — INSURANCE – TENANT	14

SECTION SIXTEEN — WAIVER OF SUBROGATION	15

SECTION SEVENTEEN – INDEMNIFICATION	15

SECTION EIGHTEEN — QUIET TITLE	16

SECTION NINETEEN — REPAIRS AND MAINTENANCE	16

SECTION TWENTY — ALTERATIONS AND TRADE FIXTURES	17

SECTION TWENTY-ONE – SURRENDER	19

SECTION TWENTY-TWO — RIGHT OF ENTRY	19

SECTION TWENTY-THREE – PROSPECTIVE TENANTS & PURCHASERS	19

SECTION TWENTY-FOUR — CONDEMNATION	20

SECTION TWENTY-FIVE — DAMAGE OR DESTRUCTION	20

SECTION TWENTY-SIX — FORCE MAJEURE	21

SECTION TWENTY-SEVEN — ASSIGNMENT AND SUBLEASE	21

SECTION-TWENTY-EIGHT– SUBORDINATION	22

SECTION TWENTY-NINE — ESTOPPEL LETTER	23

SECTION THIRTY– HOLDOVER	24

SECTION THIRTY-ONE – ABANDONMENT	24

SECTION THIRTY-TWO– BROKERS	24

SECTION THIRTY-THREE – DEFAULT	24

SECTION THIRTY-FOUR — NO WAIVER; RIGHT TO CURE	26

SECTION THIRTY-FIVE — MEMORANDUM OF LEASE	27

SECTION THIRTY-SIX – ARBITRATION	27

SECTION THIRTY-SEVEN — RULES AND REGULATIONS	28

SECTION THIRTY-EIGHT — CORPORATE AUTHORITY	28

SECTION THIRTY-NINE – NOTICES	28

SECTION FORTY — ACCORD AND SATISFACTION	29

SECTION FORTY-ONE — NO REPRESENTATIONS BY LANDLORD	29

SECTION FORTY-TWO — LIABILITY OF LANDLORD	29

SECTION FORTY-THREE — MORTGAGEE PROTECTION	29

SECTION FORTY-FOUR — LANDLORD’S RIGHT TO ASSIGN	30

SECTION FORTY-FIVE – TENANT’S FINANCIAL STATEMENTS	30

SECTION FORTY-SIX – OPTION TO EXTEND	31

SECTION FORTY-SEVEN – MISCELLANEOUS	31

EXHIBIT A – LEGAL DESCRIPTION	34

EXHIBIT B – LEASING PLAN OUTLINING PREMISES	35

EXHIBIT B-1 - TENANT’S SPACE PLAN	36

EXHIBIT C – TENANT’S FINANCIAL STATEMENTS	37

LEASE AGREEMENT
THIS LEASE AGREEMENT is made and entered into this 3rd day of November, 2006, at Beachwood, Ohio, by and between COMMERCE CORNERS ASSOCIATES, an Ohio general partnership hereinafter referred to as the “Landlord,” and CIPAR INC., a Delaware corporation, hereinafter referred to as the “Tenant.”
RECITALS
     1. Landlord has the right to grant a leasehold interest in a certain building commonly known as Commerce Corner Industrial Townhouses, and located at 23400-23440 Commerce Park Road, Commerce Park, Beachwood, Ohio.
     2. The “Commercial Space” which Landlord desires to let to Tenant consists of a Gross Rentable Area of approximately 14,964 Square Feet (which area shall be subject to field measurement by Landlord’s Architect).
     3. Tenant desires to lease the Commercial Space from Landlord for light assembly and distribution and office/warehouse purposes upon the terms and conditions hereinafter set forth.
     4. The parties desire to enter into a written Lease Agreement defining their respective rights, duties and liabilities relating to the Premises.
     In connection of the foregoing Recitals and the mutual covenants contained hereinbelow, and other good and valuable considerations, the parties hereto agree as follows:
SECTION ONE – EXHIBITS
The following listed Exhibits are and shall be, as hereinafter provided, attached hereto and are hereby incorporated by reference, as though fully set forth herein:

1. “Exhibit A”:	A legal description of the property upon which the Building is situated and of which the Premises are a part.

2. “Exhibit B”:	Leasing Plan outlining a portion of the Building to be leased hereunder, consisting of a Gross Rentable Area of approximately 14,964 Square Feet (hereinafter referred to as the “Commercial Space”) and showing the Service Corridor and other Common Areas of the Building. The actual area of the Premises shall be verified by field measurement by Landlord’s Architect and, if there is any variance, Tenant’s Share in Section 2, Paragraph 9, the Base Rent in Section 5.1, and the Security Deposit in Section 6 shall be adjusted accordingly.

3. “Exhibit B-1”:	Tenant’s Space Plan dated October 16, 2006.

4. “Exhibit C”:	Tenant’s Financials
SECTION TWO – DEFINITIONS
The following words and phrases as used in this Lease shall have the meanings set forth in this Section, unless a different meaning is clearly required by the context:
     1. “Common Areas” shall mean the parking areas, access drives and facilities which may be furnished by Landlord, loading docks and dock area, pedestrian sidewalks, ramps, landscaped and planting areas, retaining walls, stairways and all other areas and improvements (but excluding the Service Corridor Area) which may be provided by Landlord for the general use in common with users of other parcels and tenants of the Building, their officers, agents, employees and invitees as such areas and facilities may be designated from time to time in the discretion of Landlord.
     2. “Building” shall mean the Building of which the Premises are a part, owned by Landlord on the parcel of real property described in Exhibit “A” attached hereto.
     3. “Premises” shall mean the Commercial Space (address 23400 Commerce Park Road, Beachwood, Ohio 44122) as defined in Section One of this Lease.
     4. “Landlord” shall mean Commerce Corners Associates, an Ohio general partnership.
     5. “Tenant” shall mean Cipar Inc., a Delaware corporation, or any of its successors or assigns.
     6. “Common Area Maintenance Expenses” shall mean all expenses relating to the operation, management, repair and maintenance of the Common Areas including without limitation landscaping maintenance and yard cleanup, cost of snow removal, exterior painting, caulking, masonry pointing, roof repair and maintenance, utilities, sprinkler maintenance, parking lot and sidewalk maintenance, repairs and lining, and window washing, all of which shall include all labor costs, materials and supplies. The “Management Fee” shall mean the amount equal to five percent (5%) of Tenant’s Base Rent and shall be paid by Tenant, as additional rent, at the same time as the monthly Base Rent is due. Common Area Maintenance Expenses and the Management Fee are together initially estimated at $0.75 per square foot per year.

     The following words and phrases shall apply specifically to Section Five and shall have the meanings set forth hereinbelow unless a different meaning is clearly required by the context:
     7. “Annual Base Rent” shall mean the annual rent to be paid by Tenant to Landlord pursuant to the provisions of this Lease.
     8. “Adjusted Annual Rent” shall mean the Annual Base Rent as herein adjusted in accordance with the provisions hereof, but in no event less than the Annual Base Rent.
     9. “Tenant’s Share” shall mean the percentage which the Gross Rentable Area of the Premises is of the total Gross Rentable Area of the Building, which percentage is agreed upon as being 28.10%. Such percentage is computed by using 53,250 Square Feet as the Total Gross Rentable Area of the Building, and 14,964 Square Feet as the Gross Rentable Area of the Premises. In the event that additional areas shall be included under this Lease, or the Total Gross Rentable Area of the Building is changed, said agreed percentage shall be proportionately adjusted.
     10. “Operating Expenses” shall mean those expenses incurred during each calendar year in respect of the operation of the Building, more specifically described hereinbelow:
     a. “Taxes” shall mean the taxes and assessments, special or otherwise, including expenses incurred in connection with disputing or contesting the amount thereof, levied or assessed for the year in question, or a partial year, upon or with respect to the Building and the land upon which it is located, by federal, state or local governments. Should any governmental authority having jurisdiction impose a tax and/or assessment (other than an income or franchise tax) upon or against the rentals hereunder or on the privilege of renting, leasing or letting real property, by way of substitution for the taxes and assessments levied or assessed against such land and such buildings, such tax and/or assessment shall be deemed to constitute a tax and/or assessment against such land and improvements for the purposes of this paragraph.
     b. “Insurance” shall mean all fire and extended coverage insurance, liability insurance, glass coverage, property damage insurance, and rental interruption insurance carried by Landlord on or relative to the Building.
Operating Expenses shall be estimated annually by Landlord, and Tenant shall pay monthly an amount equal to one-twelfth (1/12th) of its Share of the estimated annual increase in Operating Expenses at the same time the monthly Base Rent is due.

SECTION THREE – PREMISES
     Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Premises and further the right to use, on a non-exclusive basis with the other tenants and occupants of the Building, the Common Areas, including the use of unassigned parking spaces located in the parking area adjoining the Building. Landlord shall have no responsibility or liability for the security or patrolling of such spaces or for the unauthorized use of such spaces by other parties.
     The exterior walls and roof of the Premises and the area beneath the Premises are not included hereunder, and the use thereof together with the right to install, maintain, use repair and replace pipes, ducts, conduits, wires and structural elements leading through the Premises in locations which will not materially interfere with Tenant’s use thereof and serving other parts of the Building are hereby reserved unto Landlord.
SECTION FOUR – TERM
     With respect to the Premises, this Lease is for a term of sixty-six (66) consecutive months commencing on the first (1st) day of February, 2007, or the date on which the Tenant Improvements described in Section 7 below are substantially completed (“Commencement Date”), and ending on the thirty-first (31st) day of July, 2012, unless sooner terminated pursuant to the terms hereof. If the Commencement Date is other than February 1, 2007, Landlord and Tenant shall execute a letter agreement amendment confirming such other date and the ending date of this LEASE, which ending date shall be the last day of the sixty-sixth (66th) full calendar month following the actual Commencement Date. Such letter agreement amendment shall also include any other terms of the Lease which may need to be adjusted as a result of any change in the total area of the Premises. Tenant shall surrender the Premises (including Tenant Improvements) to Landlord in accordance with the provisions of Section Twenty-one immediately on the expiration or earlier termination of this Lease.
SECTION FIVE– RENTAL
     Section 5.1. Base Rent. Tenant agrees to pay to Landlord, without demand, Base Rent for the Premises, as follows:
Tenant shall pay to Landlord, in advance, without demand, deduction or setoff, a total Base Rent for the Premises in the sum of Six Hundred Thirty-five Thousand and Five and 44/100 Dollars ($635,005.44), payable as follows: the sum of Nine Thousand Two Hundred Seventy-five and 84/100 Dollars ($9,275.84) per month for Lease months one (1) through eighteen (18), and the sum of Nine Thousand Seven Hundred Fifty and 84/100 Dollars ($9,750.84) per month for Lease months nineteen (19) through sixty-six (66).
     All rent shall be payable in advance, without deduction or set-off on the first day of each and every month of the Lease Term beginning with the Commencement Date at the offices of Landlord at Three Commerce Park Square, 23230 Chagrin Boulevard, Suite

200, Beachwood, Ohio 44122, or such other place as Landlord may designate, in writing, from time to time. The amount of such rent to be paid by Tenant is subject to adjustment, from time to time, as set forth below in Section 5.2. In the event Tenant does not pay its Rent on or before the 5th day of any calendar month, a late payment penalty charge of five percent (5%) of the Rent and other charges then due and owing will be assessed.
     Section 5.2 Annual Rental Adjustment. The Annual Base Rent shall be adjusted for each calendar year during the Term hereof by Tenant’s Share of the amount of the increase in Operating Expenses for said year over the Operating Expenses for the Base Year 2007, but shall not in any event be less than the amount of the Annual Base Rent stipulated hereinabove. The Adjusted Annual Rent for any year shall serve as the basis for an estimate of the Adjusted Annual Rent to become due for the next succeeding year until the computation for said succeeding year is made. Tenant shall pay each month, at the same time the monthly Base Rent is due, an amount equal to one-twelfth (1/12th) of the estimated Annual Rent Adjustment. The Adjusted Annual Rent for the last year of the Lease Term shall be paid by Tenant in a lump sum within thirty (30) days after presentation by Landlord to Tenant of a statement of said adjustment.
     Landlord shall keep and make available to Tenant for a period of thirty (30) days after statements for Operating Expenses are rendered to Tenant, records, in reasonable detail, of Operating Expenses for the period covered by such statement or statements and shall permit Tenant and representatives of Tenant to examine and audit such statements at any reasonable time during business hours. If Tenant shall dispute any item or items included by Landlord in determining Operating Expenses for any given year during the Term, and such dispute is not amicably settled between Landlord and Tenant within thirty (30) days after any statement for Adjusted Annual Rent has been rendered, either party may notify the other, during the ten days next following the expiration of said thirty (30) day period, of its election to arbitrate said dispute, and then may submit said dispute for arbitration in accordance with the provisions of Section Thirty-seven hereinbelow. If Tenant shall not dispute any item or items of such statement within thirty (30) days after such statement had been rendered, Tenant shall be deemed to have approved such statement.
     Section 5.3 – Rent Tax. In addition to any amounts due under this Section 5, Tenant shall pay to the taxing authority, or Landlord, as the case may be, any sales, gross income, rental, single business or other duly imposed tax required to be paid by Landlord or Tenant which is measured by or imposed upon the rent or other charges herein. If such payment is required to be made to a taxing authority, Tenant shall make such payment prior to delinquency. If such payment is required to be made by Landlord, Tenant shall reimburse Landlord for such payment upon receipt of an invoice therefor.
SECTION SIX – SECURITY DEPOSIT
     The Tenant agrees to deposit the sum of Nine Thousand Seven Hundred Fifty and 84/100 Dollars ($9,750.84) upon execution hereof as a Security Deposit, to be held without interest, to secure the faithful performance of all the terms and conditions of this Lease, and if the same have been faithfully performed, said Security Deposit shall be refunded within sixty (60) days following the expiration of this Lease and vacation of the Premises by Tenant. Otherwise such Security Deposit shall be retained by Landlord and applied against all damages suffered by Landlord, and the balance, if any, shall be returned to Tenant. If Landlord shall apply any part of such Security Deposit towards any default of Tenant, upon notice from Landlord, Tenant shall pay to Landlord the amount of money required to restore said Security Deposit to the amount set forth in the first sentence of this Article. If the Tenant is in monetary default under this Lease more than two (2) times within any twelve (12) month period, irrespective of whether or not such default is cured then, without limiting Landlord’s other rights and remedies provided for in this Lease or at law or equity, the Security Deposit shall automatically be increased by an amount equal to the greater of: (a) three (3) times the original Security Deposit, or (b) three (3) months’ Base Rent, which shall be paid by Tenant to Landlord forthwith on demand.
SECTION SEVEN – TENANT IMPROVEMENTS
     Landlord shall provide its architect for the purposes of preparing any construction drawings necessary for the performance of the Tenant Improvements in Tenant’s Premises based on the space plan prepared by Tenant dated October 16, 2006 and attached hereto as Exhibit B-1 (“Space Plan”), which Tenant Improvements are more fully described below. Landlord agrees that Landlord shall perform the Tenant Improvements in the Premises, and that all such Tenant Improvements shall be performed and/or constructed in accordance with the zoning and building code of the municipality in which the Premises are situated, and in accordance with the plans and specifications submitted by Tenant and approved by Landlord (“Tenant’s Plans”). The Tenant Improvements shown on Exhibit B-1 and described below shall be performed at Landlord’s expense. If Tenant requests any work or improvements (including any upgrades in finishes or fixtures) in addition to the Tenant Improvements outlined below or if Tenant makes any revisions to the Space Plan after Landlord’s architect has begun preparation of construction drawings, Tenant shall pay for the entire cost of such additional work and/or additional architectural and engineering fees, fifty percent (50%) of the estimate of such additional costs and/or fees upon commencement of the work by Landlord and the balance upon completion of the work and within ten (10) days after receipt of Landlord’s invoice therefor. Costs of additional work shall include reasonable charges for overhead and profit. Landlord shall obtain all permits pertaining to the construction of the Premises and Tenant shall be required to obtain the Occupancy Permit for the Premises from the City of Beachwood and all permits and/or licenses pertaining to the operation of its business.
     Landlord shall perform the Tenant Improvements in the Premises:

1)	Demolish walls and construct new walls in Office Area so that the layout of the Premises shall be as shown on the attached Exhibit B-1; construct locker room (excluding lockers, which shall be at Tenant’s expense) and small restroom in the Warehouse Area consisting of a commode and wall-hung sink (the shower shown on the Space Plan will be installed at Tenant’s expense).

2)	Re-use existing office doors where possible and purchase matching hollow-core doors as needed.

3)	Replace ceiling tiles (and grid where necessary) throughout Office Area with Building Standard 2’x 4’ (USG 2310) lay-in acoustical tiles.

4)	Replace all light fixtures in Office Area with deep cell parabolic light fixtures; provide strip lighting in Warehouse Area; and provide emergency and exit lights as required by Code.

5)	Install Building Standard carpet throughout Office Area, with an upgrade in Tenant’s Board Room with carpet selected from Landlord’s samples (or up to $15.00/square yard installed), using direct glue down installation and matching carpet base; install standard Armstrong VCT tile in restrooms and break room; provide ceramic tile in vestibule; no flooring will be provided in Warehouse Area.

6)	Inspect existing restroom and break room fixtures (including counters and cabinets) and replace if necessary.

7)	Relocate/add sprinkler heads as needed due to new wall configuration.

8)	Inspect existing HVAC system in Office Area and make any needed repairs, replacements and/or modifications, and inspect overhead gas heating units in Warehouse Area and repair or replace as needed.

9)	Paint all walls in Office Area in color(s) to be selected by Tenant;

10)	Replace three (3) damaged exterior doors, including one frame.

11)	Inspect all exterior windows and blinds and repair as needed.

12)	Three (3) wall-mounted duplex 120V electrical outlets will be provided for every 100 square feet of Office Area; power feeds will be provided for Tenant’s workstations. Tenant shall be responsible for furnishing power poles and for final electrical connections to power poles and workstations.

13)	All telephone and computer/data installations, wiring, cabling and outlets shall be Tenant’s responsibility.
     The taking of possession of the Premises by Tenant shall be deemed to be an acceptance of the Premises by Tenant and shall be conclusive evidence that the Premises were at that time in satisfactory condition, order and repair, except for minor punch list items confirmed in writing by Landlord and Tenant at the time of or prior to Tenant’s taking occupancy.
SECTION EIGHT – DELAYS IN POSSESSION
     Should the Landlord not give possession of the Premises to Tenant on the Commencement Date of the Lease Term, by reason of substantial incompletion of construction of the Premises, or the holding over of any tenant or tenants, or for any other reason, this Lease shall remain in full force and effect, and the rent shall not commence until possession of the Premises is given or is available. If the delay in delivery of possession is caused by Tenant’s failure or delay in performing any act of Tenant required hereunder or by any other act or omission of Tenant, there shall not be any abatement of rent, and Tenant’s obligation to pay the rent shall commence in accordance with the terms of this Lease. Unfinished extra work, if any, undertaken by Landlord for Tenant shall not be considered in determining the date when possession is available to Tenant. The Tenant agrees to accept such abatement of rent, if any, as liquidated damages in full satisfaction for the failure of Landlord to give possession of said Premises to Tenant on the Commencement Date, to the exclusion of all other claims and rights which the Tenant may otherwise have by reason of the failure to give possession of the Premises to Tenant on the Commencement Date of the Lease Term. Any failure of Landlord to give possession of the Premises on the Commencement Date shall not in any event extend the Term of this Lease.
SECTION NINE– PERMITTED USES
     Tenant shall use and occupy the Premises during the term of this Lease solely for the purpose of conducting the business of light assembly and distribution, office and warehouse and for no other purpose or purposes without the prior written consent of Landlord. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business or other activity carried on in the Premises or if a failure to procure such license or permit might or would, in any way affect the Landlord, then Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant, at Tenant’s expense, at all times, shall comply with the requirements of each such license or permit. Tenant shall not use or occupy, or permit the use or occupancy of the Premises, or any part thereof, for any illegal purposes or in any manner as to constitute a nuisance or violate the terms and conditions of this Lease, or in violation of any laws, ordinances, regulations and rules of any federal, state, municipal or other public authority affecting the Premises, including without limitation any building codes or zoning ordinances and Tenant’s certificate of occupancy, or in any manner liable to cause structural injury to the building.
SECTION TEN – NO LIENS BY TENANT
     Tenant shall not do or suffer anything to be done whereby the Premises, Building or the land thereunder, or Tenant’s leasehold interest, may be encumbered by any liens, including without limitation, mechanics liens or security interest. Whenever and as often as any such liens are filed, purporting to be for labor or for material furnished or to be furnished to Tenant, Tenant, at Tenant’s sole cost and expense, shall discharge the same of record within ten (10) days after the date of filing, by payment, bonding or otherwise, as provided by law. Tenant shall also defend for Landlord, at Tenant’s sole cost and expense, any action, suit or proceeding which may be brought on or for the enforcement of any such lien, and will pay any damages and satisfy and discharge any judgments entered in such action, suit or proceeding and save harmless Landlord from any liability, claim or damages resulting therefrom. Upon default of Tenant’s procuring the discharge, as aforesaid, of any such lien, Landlord, without further notice, may procure the discharge thereof by bonding or payment or otherwise, and all costs and expenses to which Landlord may be put in obtaining such discharge shall be paid by Tenant as additional rent within ten (10) days after notice from Landlord of the amount due.
SECTION ELEVEN — USE OF COMMON AREAS
     Tenant, its agents, employees and invitees, shall have the right to use, in common, with Landlord and Landlord’s other tenants, their agents, employees and invitees, the Common Areas; subject, however, to applicable Building rules, regulations and security measures. Tenant shall not obstruct or litter, or use such Common Areas for storage (temporary or otherwise), or for the display of merchandise or services, or for any purpose other than the intended and normal use of such Common Areas.
SECTION TWELVE — TAXES AND ASSESSMENTS
     Landlord shall pay all real estate taxes and assessments, on the Building and the Premises, subject to partial reimbursement by Tenant to the extent that increases in such taxes or assessments are properly charged to Tenant as an Operating Expense; provided, however, that Landlord shall retain the right, in good faith, and by proper legal action, to contest any tax or encumbrance, or the validity thereof and take any and all action relevant thereto.
SECTION THIRTEEN
UTILITIES AND COMMON AREA MAINTENANCE EXPENSES
     Tenant shall contract in its own name and timely pay for all electric, gas, water, sewer, sprinkler, fire line and related charges, cleaning and trash removal, telephone, and all other public utility services used by Tenant in the Premises. To the extent such utility services shall not be directly installed and billed to Tenant, Landlord shall allocate the cost of such expenses to Tenant in accordance with “Tenant’s Share.” Tenant shall pay for the installation, maintenance, and expense of any special security devices Tenant may require.
     The cost of Common Area Maintenance Expenses shall be allocated to and paid for by Tenant, as additional rent, in accordance with the percentage of “Tenant’s Share” as defined in Section Two hereinabove. Landlord reserves the right to bill such share of Common Area Maintenance Expenses on a monthly basis (or less frequently) to be computed, if necessary, on an estimate based upon such expenses incurred in the previous year which shall be adjusted, if necessary, at such time as the actual cost shall become known to Landlord. Landlord shall keep and make available to Tenant for a period of thirty (30) days, records, in reasonable detail, of the Common Area Maintenance Expenses for the period covered by such statement or statements, and Tenant shall have such rights of inspection and such rights to dispute any such item or items included in the manner similar to that set forth in Section Five hereinabove regarding Operating Expenses.

SECTION FOURTEEN — INSURANCE — LANDLORD
     Landlord shall procure and maintain, during the Term of this Lease, fire and extended coverage insurance and liability insurance (excluding contents coverage and public liability insurance which shall be carried by Tenant) covering the Building of which the Premises is a part, subject to partial reimbursement by Tenant to the extent that increases in insurance premiums are properly charged to Tenant, as an Operating Expense, as described in Section Five. Upon request from Tenant, Landlord shall provide Tenant with a certificate of insurance evidencing such coverage.
     Tenant shall not occupy or use the Premises or permit them to be occupied or used for any business or purpose which would increase the premium for fire insurance on the Building or Premises over the normal rates applicable to the business for which the Premises are leased, and will not conduct the business in such a manner so as to increase the premium over the rate normally charged for the Building, or which will cause a cancellation of any such insurance.
SECTION FIFTEEN — INSURANCE – TENANT
     Tenant shall, at all times during the Term of this Lease, maintain with responsible insurance companies to be approved by Landlord, such approval not to be unreasonably withheld, a policy or policies of comprehensive public liability insurance, naming Tenant and Landlord as insureds, against all claims, demands or actions for injury to or death of one or more than one person or for property damage with a combined single minimum limit of One Million Dollars ($1,000,000) for both bodily injury and property damage, written on an occurrence basis. Tenant shall furnish Landlord with a certificate of such insurance, and such policy or policies shall provide that such insurance may not be canceled without at least thirty (30) days’ prior written notice to both Tenant and Landlord. Landlord acknowledges that Tenant’s general liability policy is written on a “claims made” basis. Tenant agrees that there will be no gaps in its coverage and that it will maintain continuous coverage throughout the Lease Term as well as through the expiration of any applicable statute of limitations for any claims that may or might arise out of any accidents or occurrences resulting from Tenant’s use of the Building and the Premises or from any act, omission or negligence of Tenant, its agents, employees, contractors, licensees and/or subtenants, regardless of when any such claims are filed.
     All trade fixtures, equipment and all other personal property belonging to Tenant, located in or about the Premises, shall be at the sole risk of Tenant, and Landlord shall not be liable for theft or misappropriation thereof, nor for any damage or injury thereto from any acts of negligence of any person or entity, including, without limitation, leaking of the roof or windows, the bursting, leaking or overflow of water, sewage, sewer or steam pipes, or sprinkler pipes and sprinkler heads, damage or injury caused by heating or plumbing fixtures, snow, frost, heat, cold, dampness, falling plaster, or electric wires or fixtures. In addition, and without limiting the foregoing, the use or storage of any automobile of Tenant or any other person, whether parked or being driven in or about the Building upon which the Premises is located, or parking areas, shall be at the risk of

Tenant, at all times, and Landlord assumes no liability for said automobile or any property contained therein or damage caused to or by said automobile.
     Tenant shall procure and maintain fire and extended, including vandalism and malicious mischief, insurance policy or policies covering Tenant’s moveable fixtures, equipment, furniture, furnishings, contents, merchandise and any other personal property belonging to Tenant, located in or about the Premises or the Common Areas of the Building.
SECTION SIXTEEN — WAIVER OF SUBROGATION
     Landlord and Tenant hereby waive all rights of recovery and causes of action which either has or may have or which may arise hereafter against the other whether caused by negligence, intentional misconduct, or otherwise, for any damage to the Premises or Building, property or business, caused by any of the perils covered by a Standard Fire Policy with Extended Coverage and with vandalism and malicious mischief endorsements, buildings, and contents and business interruption insurance, or for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it; provided, however, that the foregoing waivers shall apply only to the extent of any recovery made by the parties hereto under any policy of insurance now or hereafter issued. Landlord and Tenant shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease, and shall give proof of such notification to the other upon request.
SECTION SEVENTEEN – INDEMNIFICATION
     Tenant shall indemnify, defend and hold harmless Landlord, its agents and employees against and from all liabilities, claims, losses, costs, damages, suits, demands, judgments, interest, or expenses sustained by Landlord, including attorneys’ fees and other litigation expenses:
A.	Arising out of or through the use of the Building and Premises or improvements or any part thereof by Tenant, its agents, employees, contractors, subtenants and/or licensees, for any purpose consistent or inconsistent with the provisions of this Lease;
B.	Arising out of, or directly or indirectly due to, any failure of Tenant, its agents and/or employees in any respect promptly and faithfully to satisfy its obligations under this Lease; or
C.	Arising out of, or directly or indirectly due to, any accident or occurrence causing injury to any person or persons or property, whether such injury occurs on or off the Premises, resulting from Tenant’s use of the Building and Premises or from any act, omission, or negligence of Tenant, its agents, employees, contractors, licensees and/or subtenants.

     Furthermore, Tenant shall indemnify Landlord against all liens and charges of any and every nature that may be established at any time against the Building and/or Premises or any improvements thereon or any part thereof as a consequence of any act or omission of Tenant or as a consequence of the existence of Tenant’s interest under this Lease.
SECTION EIGHTEEN — QUIET TITLE
     Landlord warrants that it has full right, power and authority to lease the Premises to Tenant as herein provided, and that Tenant, upon performing its obligations hereunder, shall have and enjoy quiet and peaceful possession of the Premises during the term, if any; such right of quiet and peaceable possession is subject to all other legal rights, duties and obligations specifically set forth in this Lease.
SECTION NINETEEN — REPAIRS AND MAINTENANCE
     Except as otherwise provided herein, Landlord shall manage, light, repair and maintain the Common Areas and shall keep the foundation, and outer walls, and the roof of the Building in good repair, except where Tenant has improved, modified or altered such structure, in which event Tenant shall have the duty of repair or maintenance where such improvement, modification or alteration occurred; and further excepted, that Landlord shall not be obligated to make any repairs to the same which are occasioned by any intentional or negligent act by Tenant, its agents, employees or invitees, unless Landlord is fully reimbursed for the cost thereof under any policy of insurance; and further provided, that Landlord will have no obligation to make any such repairs until a reasonable time after receipt of written notice from Tenant specifying the need for such repair. Furthermore, nothing herein contained shall be construed to require Landlord to be obligated to paint such exterior, nor shall Landlord be required to maintain or repair the interior surface of exterior walls, windows, doors or glass.
     Landlord reserves the right to make any alterations, additions and changes to the Building, and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires through the Premises or other parts of the Building. Landlord further reserves the right to use the roof and exterior walls of the Building and the right to use said exterior walls for additional construction.
     Landlord further reserves the right to change the name or street address of the Building or the door number or lettering of the Premises.
     Tenant shall maintain and repair the interior of the Premises, including all window moldings, partitions, walls, floor coverings, doors, door jambs, door closures, fixtures and equipment including all electrical, lighting and plumbing fixtures and systems, and keep the Premises in a neat, clean and sanitary condition and free from trash, garbage, insects, rodents, vermin and other pests, in accordance with the laws of the State of Ohio, and in accordance with all directions, rules and regulations of any health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction over the Building, and shall keep and maintain the interior of the Premises in accordance with all requirements of law concerning the usage and condition of the Premises as the same shall be in effect from time to time.
     Tenant shall permit no waste, damage or injury to the Premises, and, at its own cost and expense, shall replace any glass in the Premises which may be broken, whether on the exterior or interior of the Premises. Tenant shall properly maintain and repair the heating, ventilation and air conditioning unit servicing the Premises (which unit(s) is (are) located on the roof of the Building) and shall keep all mechanical equipment free of vibration and noise that may be transmitted. Tenant shall contract in its own name and timely pay for a monthly service contract in connection with the maintenance and repair of said heating, ventilation and air conditioning equipment, and shall provide Landlord with a copy of the maintenance contract, inspection reports, and repair explanations within thirty (30) days after receipt by Tenant. Should the cost of any one HVAC repair exceed $1,000.00, prior to the work being performed, Tenant shall submit the repair estimate to Landlord for Landlord’s approval and Landlord will reimburse Tenant for the excess cost over $1,000.00 provided Landlord approved the repair estimate in advance. Prior to approving an estimate, Landlord, at its option, will have the opportunity to obtain an additional estimate. If the cost to repair an air conditioning or heating unit exceeds 60% of the cost to replace the unit or if a mutually acceptable HVAC contractor determines that a unit is beyond economic repair, the unit in question will be replaced by Landlord, at Landlord’s expense
     Landlord shall warranty the heating system within the Premises for the first thirty (30) days of Tenant’s occupancy and the cooling system within the office portion of the Premises for a period of thirty (30) days starting from April 15, 2007, and any repairs or maintenance required to the respective systems during said 30-day periods will be performed by Landlord at Landlord’s expense.
     Tenant shall not install, paint, of affix any signs on the door to the Premises or anywhere on the exterior of the Premises or the Building without first obtaining Landlord’s written consent as to the size, color, style, material and location of such sign(s). Tenant must also obtain the prior approval and any necessary permits from the City of Beachwood for its sign(s) and shall provide Landlord with a copy of said permits and approvals. Tenant, at Tenant’s sole cost and expense, shall be responsible for the installation and maintenance of its signs, as well as for their removal upon the expiration or early termination of this Lease. Tenant, at its expense, shall repair any damage to the Building or the Premises caused by such removal, restoring the Premises and the Building to their condition existing as of the date hereof. Landlord reserves the right to remove any unauthorized signs and to bill Tenant for the cost of such removal and any restoration.
SECTION TWENTY — ALTERATIONS AND TRADE FIXTURES
     Tenant shall have the right to make such interior alterations, changes and improvements to the Premises (but not structural changes, alterations or improvements), as may be proper and necessary for the conduct of Tenant’s business, and for the full beneficial use of the Premises, provided that Tenant shall first obtain Landlord’s written consent in each instance, such consent not to be unreasonably withheld. In any event, Landlord may include as a condition to providing such written consent the following:
(i)	Assurance from Tenant that Tenant shall pay all costs and expenses thereof.

(ii)	Assurance from Tenant that all such alterations, changes and improvements shall be made in a good and workmanlike manner, by reputable contractors, in accordance with all applicable laws and building codes.

(iii)	Prior to the making of such alterations, changes or improvements. Tenant shall submit plans to Landlord specifying such alterations, changes and improvements, as well as certificates of liability insurance from any contractors performing any work in the Premises.

(iv)	Prior to the making of such alterations. Tenant shall provide Landlord with assurance that payment for the same will be made by Tenant and that no mechanic’s liens or claims of any kind shall arise as a consequence thereof.

(v)	Tenant shall pay any increase in the rental charge attributable solely to the estimated increase in real estate taxes or insurance premiums by reason of such alteration or improvement.

(vi)	Any alterations made by Tenant shall comply with the Americans with Disabilities Act as well as any “path of travel” costs that result from the alterations made by Tenant.
     All such alterations and improvements shall remain as part of the Premises upon the expiration or termination of this Lease except that those items which shall constitute trade fixtures shall remain the property of Tenant provided that Tenant shall remove such trade fixtures upon the expiration or termination of this Lease in accordance with Section Twenty-two below. Furthermore, Landlord retains the right, at Landlord’s option, upon the expiration or termination of this Lease, to require Tenant to remove any and all of the alterations, changes and improvements to the Premises, and to return and restore the Premises to its prior condition.
     Under no circumstances whatsoever shall Tenant be permitted to make any structural alterations, changes, improvements, or additions to the Premises, including without limitation, its exterior surface, roof or foundation, nor shall Tenant be permitted to make any utility installations, including without limitation, power lines, power panels, electrical distribution systems, air conditioning or plumbing without the prior written consent of Landlord, and upon such conditions as Landlord may require.

SECTION TWENTY-ONE – SURRENDER
     Upon the expiration or termination of this Lease, Tenant shall immediately surrender the Premises (including Tenant Improvements) to Landlord broom clean and in as good condition as at the Commencement Date of this Lease, ordinary wear and tear excepted. Tenant shall remove all signs, Moveable Fixtures and telecommunications equipment and wiring from the Premises, at Tenant’s sole cost and expense, and Tenant shall repair any damage caused by such removal and return the Premises in as good condition as at the commencement of the term hereof, ordinary wear and tear excepted. “Moveable Fixtures” shall mean Tenant’s trade fixtures, furniture, equipment and other personal property which were: (a) furnished and installed at the sole expense of Tenant; (b) not covered by any credit or allowance granted by Landlord to Tenant; and (c) not permanently affixed to the Premises. “Tenant Improvements” shall mean all fixtures, equipment, improvements, alterations, installations and appurtenances, whether furnished by or at the expense of Landlord or Tenant, which are permanently affixed to or built into the Premises. Notwithstanding anything to the contrary herein, Tenant Improvements, shall be deemed to include, without limitation, all electric, plumbing, heating and cooling installations and equipment, lighting fixtures, outlets, partitions, doors, paneling, molding, shelving, cabinetry, cork, wallcovering, tile and carpeting.
     If Tenant does not so remove Tenant’s signs, Moveable Fixtures and telecommunications equipment and wiring and make the necessary repairs as required herein, Landlord shall have the right, at the expiration or termination of this Lease, to enter upon the Premises and remove all such property from the Premises, make the necessary repairs, and Tenant shall pay the cost thereof, including the cost of moving and storage of all such property. Any such Moveable Fixtures or telecommunications equipment and wiring remaining in the Premises or in the possession of Landlord and not reclaimed by Tenant within thirty (30) days after the end of the Lease Term or earlier termination, shall conclusively be deemed to have been forever abandoned by Tenant and may either be retained by Landlord as its property or disposed of, at Tenant’s expense, in such a manner as Landlord may deem fit. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.
SECTION TWENTY-TWO- RIGHT OF ENTRY
     Tenant shall permit Landlord, its agents or other employees, to have access to and to enter the Premises at all reasonable times by pass key to inspect the Premises for any purpose connected with the repair, safety, protection, preservation, improvement, alteration, care or maintenance of the Premises or Building, or for any other purpose reasonably connected with Landlord’s interest in the Premises and to perform any work or other act found necessary on such inspection.
SECTION TWENTY-THREE — PROSPECTIVE TENANTS AND PURCHASERS
     Landlord, or its agent, shall be permitted at anytime within 180 days prior to the expiration of this Lease, to enter on the Premises at reasonable hours, and exhibit the same to any prospective tenants, and advertise the same for prospective tenants. In addition thereto, upon reasonable notice provided, Landlord, or its agent, shall be permitted to enter on the Premises at reasonable hours and exhibit the same to any lender or prospective purchaser of the Building, and advertise the same for sale to prospective purchasers, at any time during the Lease term.
SECTION TWENTY-FOUR — CONDEMNATION
     If the whole or substantial part of the Building shall be taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which shall hereinafter be referred to as “Condemnation”), then at the option of Landlord exercised by giving thirty (30) days advance written notice to Tenant, this Lease and all rights of Tenant hereunder shall immediately cease and terminate. In the event this Lease shall terminate all rent shall be prorated and adjusted as of the effective date of termination set forth in Landlord’s notice.
     In no event whatsoever shall Tenant have any claim against Landlord by reason of such condemnation of the whole or any part of said Premises or of said Building, nor shall Tenant have any claim to the amount, or any portion thereof, that may be awarded as damages or paid as a result of such appropriation and taking. Tenant hereby relinquishes and assigns to Landlord all of Tenant’s title, right and interest in and to any and all amounts awarded or paid by reason of such taking and, upon request of Landlord, shall execute any and all releases, transfers or other documents as shall be required to effect and give further evidence and assurances of the foregoing. None of the foregoing is meant to deprive Tenant from claiming moving expenses, displacement expenses, or the like solely from the acquiring authority.
SECTION TWENTY-FIVE — DAMAGE OR DESTRUCTION
     If the Premises or the Building or any part thereof is damaged by fire or other casualty, or any cause or condition whatsoever and Landlord shall determine not to restore same, Landlord may, by written notice to Tenant given within ninety (90) days after such damage, terminate this Lease as of the date of the damage. If this Lease is not terminated as above provided and if the Premises are made partially or wholly untenantable, Landlord, at its expense subject to the receipt of insurance proceeds, shall restore the same with reasonable promptness to the condition to which Landlord furnished the Premises to Tenant at the commencement of the Term of this Lease as to those items that were provided at the Landlord’s expense without any reimbursement by Tenant. Landlord shall be under no obligation to restore any alterations, improvements or additions to the Premises made by Tenant or paid for by Tenant, including, but not limited to, any of the initial finish done or paid for by Tenant or any subsequent changes, alterations or additions made by Tenant.
     If Landlord does not terminate this Lease and elects to restore the Premises as provided above but fails within one hundred eighty (180) days after such damage occurs to substantially restore same, Tenant may terminate this Lease as of the end of said one hundred eighty (180) days by notice to Landlord given not later than five (5) days after expiration of said one hundred eighty (180) day period. If the Premises are rendered totally untenantable but this Lease is not terminated, all rent shall abate from the date of the fire or other relevant cause or condition until the Premises are ready for occupancy and reasonably accessible to Tenant. If a portion of the Premises is untenantable, rent shall be prorated on a per diem basis and apportioned in accordance with the portion of the Premises that is useable by Tenant until the damaged part is ready for Tenant’s occupancy. In all cases, due allowance shall be made for reasonable delay caused by adjustment of insurance loss or force majeure as provided in Section Twenty-seven. For the purposes of this Lease, the Premises shall be considered tenantable so long as and to the extent that the Premises are occupiable for the purposes for which they were intended. In any event, Tenant shall be responsible for the removal, or restoration, when applicable, of all its damaged property and debris from the Premises upon request from Landlord or reimburse Landlord for the cost of removal.
SECTION TWENTY-SIX — FORCE MAJEURE
     If either party hereto is prevented from complying, either totally or in part, with any of the covenants of this Lease by reason of fire, flood, storm, power failure, strike, lock out or other cause or other labor trouble, riot, terrorism, war, rebellion, act of God, and/or any other cause or casualty beyond the reasonable control of the party prevented from complying, whether similar to the foregoing matters or not, then upon written notice to the other party, the requirements of this Lease, or such of its provisions as may be affected, and to the extent so affected, shall be suspended during the period of such disability; provided, however, that the party prevented from complying shall make all reasonable efforts to remove such disability as soon as possible. Landlord’s inability to perform due to such causes or any interruption of a utility service shall never be deemed an eviction or disturbance of Tenant’s use of the Premises, or any part thereof, nor shall it render Landlord liable to Tenant for damages. Notwithstanding anything set forth hereinabove to the contrary, Tenant shall not be excused from the payment of rent or other sums of money which may become due under the terms of this Lease, except as provided in Section Twenty-six.
SECTION TWENTY-SEVEN — ASSIGNMENT AND SUBLEASE
     Tenant shall not assign this Lease or any interest therein, or sublet the Premises or any part thereof or any right or privilege appurtenant thereto, or allow any person or entity other than Tenant to occupy or use the Premises or any part thereof, without, in each instance, first obtaining Landlord’s written consent thereto. If Tenant wishes to assign this Lease or sublet all or any part of the Premises, it shall give notice in writing of such intention to Landlord, furnishing Landlord with a copy of the proposed assignment or sublease document and with full information as to the identity and financial status of the proposed assignee or subtenant. Within thirty (30) days of receipt of Tenant’s notice, Landlord shall accept or reject such assignment or subletting by written notice to Tenant.

Landlord’s consent shall not be unreasonably withheld, but may be subject to certain conditions, including but not limited to (1) approval of any proposed assignee or sub-tenant in accordance with the standards which Landlord then applies in evaluating prospective tenants for the Building; (2) payment of all outstanding debts by Tenant to Landlord; (3) securing all defaults and non-compliance under this Lease on the part of Tenant; and (4) payment by assignee or sub-lessee of a reasonable assignment fee to Landlord for time and effort incurred by Landlord in reviewing and approving such assignment and/or sublease agreement, and including any attorney’s fees incurred by Landlord in that regard, which assignment fee shall not exceed the sum of Two Thousand and NO/100 Dollars ($2,000.00). Landlord’s consent to one assignment, sublease, occupancy or use shall not be deemed a consent to any subsequent assignment or sublease, or to any occupancy or use by another person or entity, nor shall Landlord’s consent be deemed to release Tenant from any liability for the full performance of its obligations under this Lease. If a subletting of the Premises is approved and the rents under the sublease are greater than the rents provided for herein, then Landlord shall be entitled to one-half (1/2) of such excess rents. In the event Tenant is a corporation, the sale or sales, during the Term hereof, aggregating fifty percent (50%) or more of the outstanding shares of the stock of Tenant shall be deemed to be an assignment of this Lease within the meaning of this Section. The posting of any name other than Tenant on the door, exterior wall of the Premises, or elsewhere shall not constitute a waiver of Landlord’s right to withhold consent to any sublease or assignment nor be deemed an implied consent to any such subletting or assignment. In the event there shall be any unauthorized assignment, sublease, occupancy or usage, Landlord, at its option, shall have the right to void and terminate this Lease.
SECTION TWENTY-EIGHT — SUBORDINATION
     This Lease is and shall be subject and subordinate to the lien of any mortgage or mortgages, deeds of trust or ground leases which may now or hereafter affect the Building or the land of which the Premises are a part, and to all renewals, extensions or replacements of any such mortgages, deeds of trust or ground leases. Tenant shall recognize and honor any assignment of this Lease by Landlord or assignment of the rentals hereunder by Landlord as security or otherwise. It is the intention of the parties that such priorities shall be established automatically and that no separate instrument shall be required to effectuate such subordination of this Lease. However, upon request by Landlord, Tenant shall execute any and all instruments deemed by Landlord necessary or advisable to subject and subordinate this Lease and all rights given by Tenant hereunder to such mortgage or other interests. In the event that Tenant does not execute such instruments, within ten (10) days after such request by Landlord, Tenant hereby authorizes Landlord as Tenant’s attorney-in-fact to execute any such instruments for and on behalf of Tenant. In the event any proceedings are brought for the foreclosure of any such mortgage. Tenant covenants that to the extent of Landlord’s interest affected by such foreclosure, Tenant will attorn to the purchaser upon any such foreclosure sale and recognize such purchaser’s interest as Landlord under this Lease. Tenant agrees to execute and deliver at any time and from time to time upon the request of Landlord or of any such holder, any such instrument which, in the sole judgment of Landlord, may be necessary or appropriate in any such foreclosure proceedings or otherwise to evidence such attornment.
SECTION TWENTY-NINE — ESTOPPEL LETTER
     Tenant shall, within seven (7) days following written request by Landlord, furnish Landlord, at any time and from time to time after execution of this Lease by the parties, a letter addressed to Landlord, Landlord’s Mortgagee, and/or any other financial institution, giving the following information or such much of the following information, or such other information as may be reasonably requested, as is true on the date of such letter:
a.	That the Premises have been satisfactorily completed as of the date of such letter and that Tenant has accepted possession thereof subject to the terms of this Lease;

b.	The commencement date of this Lease and the expiration date of this Lease, including renewal periods, if any;

c.	The date when rent commenced or commences and the monthly amount of fixed rent due hereunder;

d.	The date through which any advance rentals have been paid;

e.	That this Lease is in full force and effect and that no default in the terms and provisions hereof exist, or if a default exists, specifying the nature of the default;

f.	That this Lease is unmodified, unamended, and unaltered except by amendments specifically recited in such letter; and

g.	That Tenant has opened for business within the Premises, if in fact Tenant has so opened.
It is the intention that any statement delivered by Tenant pursuant to this Section may be relied upon by Landlord, or a prospective purchaser or mortgagee of Landlord’s interest, or an assignee of any mortgage upon Landlord’s interest in the Building.
     The failure of Tenant to provide Landlord upon request, such letter as above described within seven (7) days of such request, shall give Landlord the right, in addition to any other rights provided herein, to cancel this Lease upon five (5) days’ prior written notice to Tenant of any such cancellation, and Tenant shall remain liable to Landlord for any damages sustained by landlord because of such failure by Tenant.
SECTION THIRTY– HOLDOVER
     If Tenant holds possession of the Premises after the expiration of this Lease, with or without the consent of Landlord, Tenant shall become a tenant from month-to-month on all the terms, covenants and conditions of this Lease in effect on the day prior the expiration hereof, except that the monthly base rent shall be at one hundred fifty percent (150%) of the monthly base rent in effect immediately prior to the expiration, and Tenant shall continue to be a tenant from month-to-month until the tenancy shall be terminated by Landlord or Tenant by written notice to the other party at least one month prior to the effective date of termination. If the Premises are not surrendered by Tenant at the end of the Lease Term, Tenant shall indemnify and hold harmless Landlord against and from any cost, expense, loss or liability resulting therefrom, including any claims made by any succeeding tenant founded upon the failure or delay of Landlord to make the Premises available to such succeeding tenant.
SECTION THIRTY-ONE – ABANDONMENT
     Tenant shall not vacate or abandon the Premises at any time during the Term.
SECTION THIRTY-TWO – BROKERS
     Tenant represents and warrants to Landlord that, no broker, agent or finder, except Egar-Steiger Associates, negotiated or was instrumental in the making of this Lease, and agrees to indemnify and save Landlord harmless for any and all claims, liabilities, demands, actions, causes of action and expense, including attorneys’ fees, which Landlord may incur as a result of any claim by any broker, agent or finder, except Egar-Steiger Associates (whose commission in connection with this Lease shall be paid by Landlord pursuant to a separate agreement between Egar-Steiger Associates and Landlord), alleged to have dealt with Tenant, its agents, employees or representatives in connection with this Lease.
SECTION THIRTY-THREE — DEFAULT
     This Lease is made upon the condition that Tenant shall timely perform all of its obligations as herein set forth and if:
     1. Tenant defaults in the payment of rent, or additional rent, or any additional charge or amount of money to be paid by Tenant as provided in this Lease and such default shall continue for ten (10) days after the due date; or
     2. Tenant defaults in the prompt and full performance and observance of any of the obligations of this Lease to be performed or observed by Tenant and not relating to the payment of money, and any such default shall continue uncorrected for a period of thirty (30) days after written notice to the Tenant thereof, specifying such default, or if such default cannot be corrected within such thirty (30) day period, Tenant shall not have taken proper steps within such thirty (30) day period to begin such correction and is not diligently proceeding with such correction; or
     3. Tenant abandons the Premises; or
     4. Any execution, attachment or the order of any court shall be issued upon or against the interest of Tenant in this Lease and shall continue for a period of thirty (30) days after notice, or if any voluntary or involuntary petition or similar pleading relating to bankruptcy shall be filed by or against Tenant, or if any voluntary or involuntary proceedings in any court or tribunal shall be instituted by or against Tenant to declare Tenant insolvent or unable to pay Tenant’s debts and Tenant shall not discharge the same within thirty (30) days.
In any of the foregoing events, in addition to any and all rights and remedies allowed by law and equity, Landlord, with or without further notice, may terminate this Lease forthwith and Tenant’s right to possession of the Premises, or Landlord, without terminating this Lease, may terminate Tenant’s right to possession of the Premises. No termination of this Lease nor any taking or recovering of possession of the Premises shall deprive Landlord of any of its remedies or actions against Tenant or shall relieve Tenant from the payment of rent and all other sums due Landlord hereunder or for other damages to which Landlord may be entitled hereunder.
     If Tenant files for protection under Chapter 11 of the United States Bankruptcy Code (or in the event that a Chapter 7 filing is converted to a Chapter 11 case), then Tenant shall not be permitted to assume this Lease or request an extension of time in which to assume or reject this Lease, unless Tenant has paid all rent and other charges then due. In the event Tenant has failed to pay rent or other charges herein, then Landlord may exercise all remedies available to it including, without limitation, the right to terminate this Lease and dispossess Tenant without further notice.
     Upon the termination of this Lease, or upon the termination of Tenant’s right to possession without termination of this Lease, in addition to all other rights and remedies to which Landlord may be entitled, in law and equity:
     1. Tenant shall surrender possession and vacate the Premises immediately, and Landlord may enter into and repossess the Premises, with or without process of law, and remove all persons and property therefrom, and for the purposes of such entry and repossession, Tenant waives any notice required by law or otherwise to be given in connection therewith; and
     2. Landlord may remove from the Premises any and all property found therein and such repossession shall not release Tenant from Tenant’s obligation to pay the rent and any other charges herein provided. Landlord may handle, remove, store or otherwise dispose of any such property at the risk and expense of Tenant, and in no event shall Landlord be responsible for the preservation or safekeeping thereof, and Tenant shall indemnify and hold harmless Landlord by reason of any damage, injury or loss to such property as caused thereby. Tenant shall pay to Landlord, any and all expenses incurred with such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or control. If any such property shall remain in the Premises or in the possession of Landlord and shall not be retaken by Tenant within thirty (30) days after the time when the Premises are either abandoned by Tenant or repossessed by Landlord under the terms of this Lease, such property shall conclusively be deemed to have been abandoned by Tenant and shall remain the property of Landlord; and
     3. After any such repossession by Landlord, without termination of this Lease, Landlord, at its option and discretion, but without any requirement to do so, may relet the Premises or any part thereof as agent on behalf of Tenant to any person, firm or corporation and for such time and upon such terms as Landlord may determine. Landlord may make repairs, alterations and additions in and to the Premises and redecorate the same to the extent deemed necessary by Landlord, and Tenant shall pay the cost thereof together with Landlord’s expenses of reletting, including without limitation rental concessions and rent-free occupancy, legal fees and commissions relative thereto. If the rents collected by Landlord upon any such reletting are not sufficient to pay the full amount of the rent reserved herein, together with the cost of any such repairs, alterations, additions and expenses, as aforesaid, Tenant shall pay to Landlord the amount of such monthly deficiency.
     In the event of termination of this Lease as provided in this Section, Landlord, in addition to any and all rights and remedies allowed by law and equity, shall upon such termination be entitled to recover all expenses of such termination including reasonable attorneys’ fees.
SECTION THIRTY-FOUR — NO WAIVER; RIGHT TO CURE
     No waiver of any covenant of this Lease or of the breach of any covenant shall be taken to constitute a waiver of any subsequent breach of such covenant, or to justify or authorize the non-observance on any other occasion of the same or any other condition or covenant thereof. The acceptance of rent by the Landlord at any time when Tenant is in default of any covenant or condition shall not be construed as a waiver of such default or of the Landlord’s rights under this Lease on account of such default, nor shall any waiver or indulgence granted by Landlord be taken as an estoppel against Landlord.
     If Tenant fails to perform any duties or obligations that Tenant is required to perform hereunder, then Landlord, at Landlord’s option, may do so, and the payment of any such expenditure by Landlord, plus accrued interest at the rate of 18% from the time such expenditure is made until reimbursement, shall immediately become due and payable.

SECTION THIRTY-FIVE — MEMORANDUM OF LEASE
     This Lease shall not be recorded, but either party may record a Memorandum of Lease in which shall be described the property herein demised, the Term of this Lease and any renewal rights, and the parties to this Lease, and shall make reference to this Lease. The party requesting that the Memorandum of Lease be recorded shall prepare and pay all costs thereof, and the other party agrees to execute such instrument as may be required for such recording.
SECTION THIRTY-SIX– ARBITRATION
     Any controversy or claim arising out of or relating to this Lease, or the breach thereof, with the exception of any cause of action brought by Landlord for recovery of the Premises, shall be settled by submitting the same to the American Arbitration Association, to be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. If a dispute should arise under this Lease, either party may make a demand for arbitration by filing a demand, in writing, with the other party and with the American Arbitration Association, and such demand shall be filed within a reasonable time after the dispute had arisen.
          All arbitration hearings conducted hereunder, and all judicial proceedings to enforce any of the provisions hereof, shall take place in Cuyahoga County, Ohio. The hearing before the Arbitrator(s) of the dispute to be arbitrated shall be at the time and place within said County as is selected by the Arbitrator(s). Written notice shall be given and the hearing conducted in accordance with the provisions of the Commercial Arbitration Rules. The Arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award, in registered or certified mail.
     If there is only one Arbitrator, his decision shall be binding and conclusive on the parties, and if there are three Arbitrators, the decision of any two shall be binding and conclusive on the parties. In any event, however, the parties shall retain any rights of appeal to which they may be entitled pursuant to Chapter 2711, Ohio Revised Code; and further provided, that the parties intend that all provisions of Chapter 2711, Ohio Revised Code, be incorporated herein by reference.
     The submission of a dispute to the Arbitrator(s) and the rendering of his (their) decision shall be a condition precedent to any right of legal action on the dispute.
     The cost and expenses of arbitration, including the fees of the Arbitrator(s), shall be borne by the losing party or in such proportions as the Arbitrator(s) shall determine.

SECTION THIRTY-SEVEN- RULES AND REGULATIONS
     Tenant agrees that Landlord has the right, at any time and from time to time, for the general welfare and security of the Building of which the Premises are a part, and the avoidance of nuisances, to impose reasonable rules and regulations of general application governing the conduct of the tenants in the Building, their agents, employees and invitees, regarding the security, care and cleanliness of the Premises, Building, and the use of the Common Areas. Tenant, as a covenant and condition of this Lease, agrees to comply with and perform any and all such rules and regulations so imposed by Landlord.
SECTION THIRTY-EIGHT — CORPORATE AUTHORITY
     Tenant represents and warrants to Landlord that Tenant is a Delaware corporation. Tenant has legal authority to enter into this Lease. The officers who have signed this Lease on behalf of Tenant have the appropriate authority to sign on behalf of Tenant and legally bind Tenant to this Lease.
SECTION THIRTY-NINE – NOTICES
     Any notice, demand, or any written instrument required or permitted to be given hereunder, shall be in writing, signed by the party giving or making the same, and shall be delivered by certified mail, return receipt requested, or by personal hand delivery, to all parties hereto at their respective addresses hereinafter set forth. In the event that delivery of any such notice, demand, or other written instrument, cannot be affected as aforesaid, the same may be served by any method authorized for the service of legal process as set forth in the Ohio Rules of Civil Procedure. Any party hereto shall have the right to change the place to which any such notice, demand, or other written instrument shall be sent to him by similar notice sent in a like manner to all parties hereto. The date of mailing of any such offer, demand or other written instrument, if applicable, shall be deemed to be the date of such offer, demand or other written instrument and shall be effective from that date. The addresses of the parties to this Lease are as shown hereinbelow:
To: LANDLORD
Commerce Corners Associates
Three Commerce Park Square
23230 Chagrin Boulevard, Suite 200
Beachwood, Ohio 44122
To: TENANT
At the Premises
With a copy to:

Robert Pawlak
Cohesant Technologies, Inc.
5845 W. 82nd Street
Suite 102
Indianapolis, IN 46278
Michael Ellis, Esquire
Porter Wright Morris & Arthur, LLP
925 Euclid Avenue, Suite 1700
Cleveland, OH 44115-1483
SECTION FORTY —ACCORD AND SATISFACTION
     No payment by Tenant or receipt by Landlord of a lesser amount than the rental herein stipulated, or any other charge required to be paid by Tenant, shall be deemed to be other than on account of the earliest stipulated rent or charge, as the case may be, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to record the balance of such rent or charge or pursue any other remedy provided for in this Lease or available at law or in equity.
SECTION FORTY-ONE — NO REPRESENTATIONS BY LANDLORD
     Tenant has made a careful and complete examination of the Premises, and is fully familiar with the physical condition of the Premises, the Building, and every part thereof. Landlord has made no representations or warranties in connection with the condition of the Premises or any part thereof, or any use that Tenant may make of the Premises by law, and Landlord shall not be liable for any latent or patent defects therein.
SECTION FORTY-TWO — LIABILITY OF LANDLORD
     If Landlord shall fail to perform any covenant of this Lease upon Landlord’s part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Building and Premises as the same may then be encumbered and neither Landlord, nor if Landlord be a partnership, any of the partners comprising such partnership, shall be liable for any such deficiency. It is understood that in no event shall Tenant have any right to levy execution against any property or assets of Landlord or any partners of Landlord other than their interest in the Building and the Premises. In the event of the sale or other transfer of Landlord’s right, title or interest in the Premises or the Building, Landlord shall be released from all liability and obligations hereunder, and in such event, Tenant shall look solely to the successors in interest of

Landlord in and to this Lease for the observance and performance of any such covenants and conditions. If Landlord gives any security deposit given by Tenant under this Lease to the purchaser and/or grantee of the Building, Landlord shall be discharged from any further liability therefor.
SECTION FORTY-THREE — MORTGAGEE PROTECTION
     Tenant agrees to give any Mortgagee(s), by certified mail, return receipt requested, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and leases or otherwise) of the name and address of such Mortgagee(s). Tenant further agrees that if Landlord shall have failed to cure or begun to cure such default within thirty (30) days of receipt of Tenant’s notice to Landlord of such default, then the Mortgagee(s) shall have an additional thirty (30) days within which to cure such default and if such default cannot be cured within that time, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being diligently pursued.
SECTION FORTY-FOUR — LANDLORD’S RIGHT TO ASSIGN
     Landlord shall have the right to transfer and assign, in whole or in part, all and every feature of Landlord’s rights and obligations hereunder and in the Building, the Premises and improvements referred to herein, and such transfers or assignments may be made to either a corporation, individual or group of individuals, and howsoever made, in all things, respected and recognized by Tenant.
SECTION FORTY-FIVE – TENANT’S FINANCIAL STATEMENTS
     Tenant represents unto Landlord that the financial information relating to Tenant’s current financial condition, which financial information is attached hereto as Exhibit D, and made a part hereof, presents a true, correct and complete description of Tenant’s financial condition as of the date thereof; that there has been no material change in Tenant’s financial condition from the date of said financial information up to and including the date of execution of this Lease; and that Tenant has disclosed all material data, facts and information relative to Tenant’s present financial condition and all such disclosures have been accurate, complete and true, and Tenant has not omitted any material fact which is or would be necessary to prevent any such disclosure from being misleading or would prevent any such disclosure from providing Landlord with complete information with respect to Tenant’s present financial condition.

SECTION FORTY-SIX – OPTION TO EXTEND
     Provided Tenant is not in default or in breach of any of the provisions contained in this Lease, Tenant (but no one other than Tenant or a permitted assignee) shall have the option to extend this Lease for one (1) additional five (5) year period (“Extension Period”) at the then prevailing market rate for comparable properties, which shall include a change in the Base Year to the calendar year 2012 for purposes of calculating Tenant’s Share of increases in Real Estate Taxes and Insurance. To exercise its option, Tenant must give written notice to Landlord no later than six (6) months prior to the ending date of the Term hereof.
SECTION FORTY-SEVEN – MISCELLANEOUS
     This Lease contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter hereof, all prior negotiations, commitments and understandings relating thereto being merged herein.
     This Lease may be amended or modified only by a written instrument signed by both parties.
     All matters pertaining to the validity, construction and effect of this Lease shall be governed by and construed under the laws of the State of Ohio.
     If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions nevertheless shall continue in full force and effect without being impaired or invalidated in any way.
     All terms and words used in this Lease, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context of sense of this Lease, or any other section or clause herein may require, the same as if such words had been fully and properly written in the required number and gender. If this Lease is signed by more than one person or entity as “Tenant”, each person or entity signing as Tenant shall be jointly and severally liable hereunder. The headings used in this Lease are used for reference purposes only, and do not constitute substantive matter to be considered in construing the terms of this Lease. Time is declared to be of the essence in all provisions of this Lease.
     The submission of this document for examination does not constitute an offer to lease or a reservation of or option for the Premises and becomes effective only upon execution and delivery thereof by Landlord and Tenant.
     This Lease may be executed in any number of counterparts, and each of said counterparts shall be deemed for all purposes to be an original.
     Tenant, its agents and employees, are not in any respect agents or employees of Landlord, nor is Tenant engaged with Landlord in any joint venture, partnership or enterprise of any type, and nothing herein shall be construed to create any such relationship.
This Lease shall bind and inure to the benefit of the parties hereto, their respective assigns, heirs and personal representatives and successors; provided, however, that this Lease shall be binding upon Landlord, and Landlord’s heirs, personal representatives, successors and assigns, in and for such period only as said Landlord and the Landlord’s heirs, personal representatives, successors and assigns respectively shall be the record owners of the Building.
     IN WITNESS WHEREOF, the parties have signed this Lease in duplicates hereof intending to be legally bound thereby, as of this 3rd day of November, 2006.

WITNESSED:	LANDLORD:
COMMERCE CORNERS ASSOCIATES

/s/ Paula Stuebbe	By:	/s/ Herbert R. Chisling
Herbert R. Chisling, Partner

/s/ Maria Guttire

STATE OF OHIO	) )	ss:
COUNTY OF CUYAHOGA	)
BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named COMMERCE CORNER ASSOCIATES, by HERBERT R. CHISLING, its PARTNER, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed individually and as such officer.
IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 3rd day of November  , 2006.

/s/ Paula Stuebbe
NOTARY PUBLIC
My commission expires: May 6, 2011

WITNESSED:	TENANT:
CIPAR INC.

/s/Brian LeMaire	By:	/s/ Morris Wheeler
Morris Wheeler, Chairman

STATE OF OHIO COUNTY OF CUYAHOGA	) ) )	ss:
BEFORE ME, a Notary Public for said County and State, appeared the above named CIPAR INCORPORATED, by Morris Wheeler, its Chairman, who acknowledged that he did sign the foregoing instrument and that the same is his free act individually and as said officer.
IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 3rd day of November, 2006.

/s/ Steven Egar
NOTARY PUBLIC
My commission expires: November 30, 2010

EXHIBIT A
     Situated in the City of Beachwood, County of Cuyahoga, and State of Ohio, and known as being part of Parcel No. 4 in the Commerce Park Development of part of Original Warrensville township Lot No. 58, as shown by the recorded plat in Volume 185 of Maps, Page 73 of Cuyahoga County Records, bounded and described as follows:
     Beginning on the Northerly side line of Mercantile Road, (60 feet wide) at its intersection with the Easterly line of said Parcel No. 4; thence North 89° 53’ 58” West along said Northerly side line, 835.67 feet to a point of curvature; thence along the arc of a curve forming the Northeasterly turnout between Mercantile Road, (60 feet wide), and Commerce Park Drive, (60 feet wide), deflecting to the right, having a radius of 171.20 feet, and whose chord bears North 45° 04’ 13” West, 241.39 feet, an arc distance of 267.89 feet to a point of tangency; thence North 0° 14’ 28” West along the Easterly side line of Commerce Park Drive, (60 feet wide), 588.33 feet to the principal place of beginning of the parcel herein intended to be described; thence continuing North 0° 14’ 28” West along said Easterly side line, 247.42 feet to a point of curvature; thence along the arc of a curve forming the Southeasterly side line of Commerce Park Drive, (60 feet wide), deflecting to the right, having a radius of 169.23 feet, and whose chord bears North 44° 52’ 12” East, 239.79 feet, an arc distance of 266.48 feet to a point of tangency; thence North 80° 58’ 52” East along the Southerly side line of Commerce Park Drive (60 feet wide), 177.70 feet to a point; thence South 00°, 09’, 08” East, 416.49 feet to a point; thence South 89° 50’ 52” West, 346.94 feet to the principal place of beginning and containing 3.182 acres of land, be the same more or less but subject to all legal highways.

EXHIBIT B
LEASING PLAN OUTLINING PREMISES

EXHIBIT B-1
TENANT’S SPACE PLAN

EXHIBIT C
TENANT’S FINANCIALS